                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. _____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                       Exchange National Bancshares, Inc.
                (Name of Registrant as Specified In Its Charter)

    _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies: _____

     2)   Aggregate number of securities to which transaction applies: _____

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____

     4)   Proposed maximum aggregate value of transaction: _____

     5)   Total fee paid: _____

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          _______________________________________________________

     2)   Form, Schedule or Registration Statement No.:
          _______________________________________________________

     3)   Filing Party:
          _______________________________________________________

     4)   Date Filed:
          _______________________________________________________

                       EXCHANGE NATIONAL BANCSHARES, INC.
                              132 EAST HIGH STREET,
                         JEFFERSON CITY, MISSOURI 65101

                                 April 27, 2006

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Exchange National Bancshares, Inc., to be held at The Exchange National Bank of Jefferson City's facility, located at 132 East High Street, Jefferson City, Missouri, on Wednesday, June 14, 2006, commencing at 9:00 a.m., local time. The business to be conducted at this meeting is described in the accompanying notice of annual meeting and proxy statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of our Company.

     Your board of directors joins with me in urging you to attend the meeting. Whether or not you plan to attend the meeting, however, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.

                                        Sincerely yours,


                                        /s/ James E. Smith
                                        ----------------------------------------
                                        James E. Smith
                                        Chairman of the Board
                                        and Chief Executive Officer

                       EXCHANGE NATIONAL BANCSHARES, INC.
                              132 EAST HIGH STREET
                         JEFFERSON CITY, MISSOURI 65101

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 14, 2006

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Exchange National Bancshares, Inc., a Missouri corporation, will be held at The Exchange National Bank of Jefferson City's facility, located at 132 East High Street, Jefferson City, Missouri, on Wednesday, June 14, 2006, commencing at 9:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

     1. To elect three Class II directors to hold office for a term expiring at the 2009 annual meeting of the shareholders of our Company and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

     2. To consider and act upon ratification and approval of the selection of the accounting firm of KPMG LLP as the registered public accounting firm (independent auditors) of our Company for the year ending December 31, 2006; and

     3. To transact such other business as properly may come before the meeting.

     Our board of directors has fixed the close of business on April 7, 2006 as the record date for determination of the shareholders entitled to notice of, and to vote at, the annual meeting.

     All shareholders are cordially invited to attend the meeting. Whether or not you intend to be present at the meeting, our board of directors solicits you to sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your vote is important and all shareholders are urged to be present in person or by proxy.

                                        By Order of the Board of Directors


                                        /s/ James E. Smith
                                        ----------------------------------------
                                        James E. Smith
                                        Chairman of the Board
                                        and Chief Executive Officer

April 27, 2006
Jefferson City, Missouri

     PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

                       EXCHANGE NATIONAL BANCSHARES, INC.
                              132 EAST HIGH STREET
                         JEFFERSON CITY, MISSOURI 65101

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 14, 2006

                                   ----------

                                  INTRODUCTION

     The board of directors of Exchange National Bancshares, Inc. solicits your proxy for use at the annual meeting of shareholders to be held on Wednesday, June 14, 2006, and at any adjournment or adjournments thereof. The annual meeting will commence at 9:00 a.m., local time, and will be held at The Exchange National Bank of Jefferson City's facility located at 132 East High Street, Jefferson City, Missouri. Our Company's principal business activity is the ownership, directly or indirectly, of all the issued and outstanding stock of The Exchange National Bank of Jefferson City, Citizens Union State Bank & Trust of Clinton, Osage Valley Bank of Warsaw and Bank 10 of Belton.

     Our principal executive offices are located at 132 East High Street, Jefferson City, Missouri, 65101. This proxy statement and the enclosed form of proxy were first mailed to shareholders on or about April 27, 2006.

                    INFORMATION ABOUT THE MEETING AND VOTING

PURPOSE OF THE MEETING

     The purposes of the annual meeting are:

     - to elect three Class II directors to hold office for a term expiring at the 2009 annual meeting of the shareholders of our Company;

     - to consider and vote upon ratification and approval of the selection of the accounting firm of KPMG LLP as the independent auditors of our Company for the current year; and

     - to transaction such other business as may properly come before the annual meeting, including a proposal to adjourn or postpone the meeting.

SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING

     Shareholders of record as of the close of business on the April 7, 2006 record date are entitled to notice of, and to vote at, the annual meeting or any adjournment or adjournments thereof. As of the record date, 4,169,847 shares of our Company's common stock were issued and outstanding and an additional 128,506 shares were issued and held in treasury. Each issued and outstanding share of common stock as of the record date is entitled to one vote on each matter properly to come before the annual meeting.

ATTENDING THE MEETING AND VOTING IN PERSON

     If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee (commonly referred to as being held in "street" name), proof of ownership may be required for you to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

VOTING BY PROXY

     This proxy statement is being sent to you by our board of directors for the purpose of requesting that you allow your shares of common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. You may complete, date and sign the enclosed form of proxy and return it promptly in the enclosed postage prepaid envelope. Alternatively, you may direct how your shares are to be voted by telephone or Internet. In that event, please follow the instructions accompanying the enclosed form of proxy. If you properly complete and sign your proxy card and send it to us in time to vote or properly provide your voting instructions by telephone or Internet prior to the annual meeting, your shares will be voted as you have directed. If you sign the proxy card but do not make specific voting instructions, your shares will be voted as follows:

     - "FOR" the election of the nominees for director named in this proxy statement, and

     - "FOR" ratification of the selection of the accounting firm of KPMG LLP as our Company's independent auditors for the current year.

     If any other matter is properly brought before the annual meeting, your shares will be voted in accordance with the discretion and judgment of the appointed proxies. A shareholder who has given a proxy may revoke it at any time before it is exercised at the annual meeting by filing written notice of revocation with the Secretary of our Company, by executing and delivering to the Secretary of our Company a proxy bearing a later date, or by appearing at the annual meeting and voting in person.

     If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet.

QUORUM REQUIREMENT

     A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy of shareholders holding a majority of the total outstanding shares of our Company's common stock will constitute a quorum at the annual meeting. Shares of common stock represented by a proxy which directs that the shares be voted to abstain or to withhold a vote on any matter will be counted in determining whether a quorum is present. Shares of common stock as to which there is a broker non-vote (i.e., when a broker holding shares for clients in street name is not permitted to vote on certain matters without instruction) also will be counted for quorum purposes. If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.

REQUIRED VOTE TO APPROVE EACH PROPOSAL

     Election of Directors. Directors are elected by a majority of the votes cast, in person or by proxy, of shareholders entitled to vote at the annual meeting for that purpose. Shareholders can withhold authority to vote for one or more nominees for director. Votes withheld from a particular nominee will have the same effect as a vote against the nominee. Shareholders do not have cumulative voting rights in the election of directors.

     Selection of Auditors and Other Matters. The affirmative vote of a majority of the shares of our Company's common stock, represented in person or by proxy and entitled to vote at the annual meeting, is required for (i) the ratification of the selection of KPMG LLP as our Company's independent auditors, and (ii) the approval of such other matters as properly may come before the annual meeting or any adjournment thereof. Shareholders can abstain from voting on these proposals. If you abstain from voting on any of these proposals, it has the same effect as a vote against the proposal.

     Effect of Broker Non-Votes. If your broker does not vote your shares on any proposal, such "broker non-votes" do not count as shares present for purposes of such proposal. This means that a broker non-vote would reduce the number of affirmative votes that are necessary to approve the proposal.

SOLICITATION OF PROXIES

     This solicitation of proxies for the annual meeting is being made by our Company's board of directors. Our Company will bear all costs of such solicitation, including the cost of preparing and mailing this proxy statement and the enclosed form of proxy. After the initial mailing of this proxy statement, proxies may be solicited by mail, telephone, facsimile transmission or personally by directors, officers, employees or agents of our Company, Exchange National Bank, Citizens Union State Bank, Osage Valley Bank or Bank 10. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of our Company's transfer agent, will be paid by our Company.

     A list of shareholders entitled to vote at the annual meeting will be available for examination at least ten days prior to the date of the annual meeting during normal business hours at the registered office of our Company located at 132 East High Street, Jefferson City, Missouri. The list also will be available at the annual meeting.

                          ITEM 1: ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

     Our Company's board of directors consists of eight directors. The articles of incorporation of our Company divides the board of directors into three classes of directors, with the directors serving staggered terms of three years and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The present terms of David R. Goller, James R. Loyd and Gus S. Wetzel, II, the three directors in Class II, expire at this annual meeting. Directors in Class I (Charles G. Dudenhoeffer, Jr., Philip D. Freeman and James E. Smith) and Class III (Kevin L. Riley and David T. Turner) have been elected to terms expiring at the time of the annual meeting of shareholders in 2008 and 2007, respectively.

     One of the purposes of this annual meeting is to elect three directors in Class II to serve for a three-year term expiring at the annual meeting of shareholders in 2009 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The Nominating and Corporate Governance Committee of our board of directors has designated David R. Goller, James R. Loyd and Gus S. Wetzel, II as the three nominees proposed for election at the annual meeting. Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of these three nominees. In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Nominating and Corporate Governance Committee, unless the authority to vote for all nominees or for the particular nominee who has ceased to be a candidate has been withheld. Each of the nominees has indicated his willingness to serve as a director if elected, and the board of directors has no reason to believe that any nominee will be unavailable for election.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DAVID
R. GOLLER, JAMES R. LOYD AND GUS S. WETZEL, II AS CLASS II DIRECTORS.

NOMINEES AND DIRECTORS CONTINUING IN OFFICE

     The following table sets forth certain information with respect to each person nominated by the board of directors for election as a Class II director at the annual meeting and each director whose term of office will continue after the annual meeting.

                                                 POSITION           COMPANY
NAME                                   AGE   WITH OUR COMPANY   DIRECTOR SINCE
----                                   ---   ----------------   --------------
NOMINEES
   CLASS II: TERM TO EXPIRE IN 2009
   David R. Goller                      74   Director                1993
   James R. Loyd                        74   Director                1993
   Gus S. Wetzel, II                    65   Director                1999

DIRECTORS CONTINUING IN OFFICE
   CLASS I: TERM TO EXPIRE IN 2008
   Charles G. Dudenhoeffer, Jr.         66   Director                1993
   Philip D. Freeman                    52   Director                1993
   James E. Smith                       61   Chairman, CEO           1997
                                             and Director
   CLASS III: TERM TO EXPIRE IN 2007
   Kevin L. Riley                       50   Director                1995
   David T. Turner                      49   President and
                                             Director                1997

     The business experience during the last five years of each person nominated by the board of directors for election as a Class II director at the annual meeting and each director whose term of office will continue after the annual meeting is as follows:

     David R. Goller has served as a Director of Exchange National Bank since 1975 and of our Company since 1993. He has been an attorney with the law firm of Goller, Gardner & Feather, P.C. (formerly Goller & Associates, P.C.), Jefferson City, Missouri, since 1975. Mr. Goller also serves on our Company's Nominating and Corporate Governance, Audit and Compensation Committees.

     James R. Loyd has served as a Director of Exchange National Bank since 1974 and of our Company since 1993. He served as Executive Vice President of Exchange National Bank from 1974 until October 1996 and as Executive Vice President of our Company from 1993 until October 1996. Mr. Loyd also serves on our Company's Nominating and Corporate Governance, Audit and Compensation Committees.

     Gus S. Wetzel, II has served as a Director of Citizens Union State Bank since 1974, and of our Company since 1999. He served as Chairman of Citizens Union State Bank from 1974 until May 2000. Dr. Wetzel has served as a physician/surgeon with the Wetzel Clinic, Clinton, Missouri since 1972. He also serves on our Company's Nominating and Corporate Governance, Audit and Compensation Committees.

     Charles G. Dudenhoeffer, Jr. has served as a Director of Exchange National Bank since 1978 and of our Company since 1993. Mr. Dudenhoeffer served as Vice President and Trust Officer of Exchange National Bank from 1974 until June 1992. He served as Senior Vice President and Trust Officer of Exchange National Bank from June 1992 until June 2000. He served as Senior Vice President of our Company from 1993 through June 2000. He also serves on our Company's Nominating and Corporate Governance Committee.

     Philip D. Freeman has served as a Director of Exchange National Bank since 1990 and of our Company since 1993. He has been the Owner/Manager of Freeman Mortuary, Jefferson City, Missouri since 1974. Mr. Freeman also serves on our Company's Nominating and Corporate Governance, Audit and Compensation Committees.

     James E. Smith has served as a Director of Citizens Union State Bank since 1975, of our Company since 1997, of Osage Valley Bank since January 2000, of Exchange National Bank since March 2002 and of Bank 10 since May 2005. He served as Vice Chairman of our Company from 1998 through March 2002 when he assumed the responsibilities of Chairman and Chief Executive Officer, as President and Secretary of Citizens Union State Bank from 1975 through May 2000 when he was promoted to Chairman and Chief Executive Officer, and as President of Osage Valley Bank from January 2000 through October 2002 when he was promoted to Vice Chairman.

     Kevin L. Riley has served as a Director of Exchange National Bank since 1995 and of our Company since 1995. He has been co-owner of Riley Chevrolet, Toyota, Scion, Inc. and Riley Oldsmobile, Cadillac, Inc., each a Jefferson City, Missouri automobile dealership, since 1986 and 1992, respectively. Mr. Riley also serves on our Company's Nominating and Corporate Governance, Audit and Compensation Committees.

     David T. Turner has served as a Director of Exchange National Bank and of our Company since January 1997 and of Citizens Union State Bank since April 2002. Mr. Turner served as Vice Chairman of our Company from June 1998 through March 2002 when he assumed the position of President. From 1993 until June 1998, he served as Senior Vice President of our Company. Mr. Turner served as President of Exchange National Bank from January 1997 through March 2002 when he assumed the position of Chairman, Chief Executive Officer and President. He served as Senior Vice President of Exchange National Bank from June 1992 through December 1996 and as Vice President from 1985 until June 1992.

     There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director.

COMPENSATION OF DIRECTORS

     Only outside (non-employee) members of our Company's board of directors receive compensation for their service to our Company as a director. Each of these outside (non-employee) directors receives $600 for each meeting of the Board attended. Each member of our Company's Audit Committee receives $700 for each committee meeting attended. Each member of our Company's Compensation Committee receives $300 for each meeting attended. Each member of our Company's Nominating and Corporate Governance Committee receives $300 for each meeting attended.

     All directors of our Company (other than Mr. Wetzel) are also directors of Exchange National Bank, and in that capacity may receive compensation from Exchange National Bank. Each of Exchange National Bank's outside (non-employee) directors is paid a monthly $500 retainer and $300 for each meeting of the Board attended in person. In addition, these directors are eligible for a $2,400 bonus if Exchange National Bank meets certain financial goals and the director attends at least 80% of the Board meetings held (which could include one telephone conference meeting). With the exception of Mr. Goller, all of Exchange National Bank's non-employee directors received this bonus for 2005. Currently, any director deferring receipt of this bonus will have 124 shares of Exchange National Bank stock imputed to his account under the Exchange National Bank's Director Deferred Compensation Plan on the last day of the year. These imputed shares accumulate from year to year but do not represent actual shares or the right to receive payment of the value of such shares. Each year the director is credited an amount in his Plan account equal to Exchange National Bank's net income per share multiplied by the number of imputed shares in the director's Plan account as of the beginning of the year.

     Three of our Company's directors -- Mr. Smith, Mr. Turner and Mr. Wetzel -- also are directors of Citizens Union State Bank. Mr. Smith and Mr. Turner are not eligible to receive compensation for their service to Citizens Union State Bank as a director. For his service to Citizens Union State Bank as a director, Mr. Wetzel is paid a quarterly $300 retainer plus $300 for each meeting of the Board that he attends in person. Mr. Wetzel also receives $100 for each meeting of Citizens Union State Bank's Trust Committee held, and $100 for each meeting of Citizens Union State Bank's Loan (Discount) Committee that he attends. One of our Company's directors -- Mr. Smith-- also is a director of Osage Valley Bank and of Bank 10, but is not eligible to receive compensation for his service in either such capacity.

MEETINGS OF THE BOARD AND COMMITTEES

     BOARD OF DIRECTORS. During 2005 the board of directors of our Company held 4 regular, 3 special and 1 reorganization meeting. During 2005, each director attended at least 75% of the regular meetings of the board of directors and of the committees of the board on which he served. Our Company's directors discharge their responsibilities throughout the year, not only at such board of directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to our Company.

     Directors are encouraged by our Company to attend our annual meeting of shareholders if their schedules permit, but our Company does not otherwise have a policy regarding such attendance. All directors were present at the annual meeting of the shareholders held in June 2005. The board of directors typically meets immediately following the annual meeting of shareholders, which facilitates the directors' ability to attend the annual meeting of shareholders.

     COMMITTEES. Our Company's board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. There currently are no other standing compensation, executive, nominating or other committees of our Company's board of directors, or committees performing similar functions of the Board.

     Audit Committee. The Audit Committee assists the Board in fulfilling its responsibilities with respect to accounting and financial reporting practices and the scope and expense of audit and related services provided by external auditors, among others. The Audit Committee is responsible for apprising the Board of management's compliance with Board mandated policies, internal procedures and applicable laws and regulations. The committee works with the internal audit department and external auditors and supervises the internal audit function directly, reviews and approves the hiring of audit personnel and evaluates the performance of the internal audit function and the external auditors. The committee also has the duty to make, or cause to be made, a suitable examination and audit of the financial affairs of our Company and its subsidiaries at least annually, and to report thereon to the board of directors. A more complete description of the Audit Committee's functions is provided in its charter, a copy of which was attached to the proxy statement with respect to the 2004 annual meeting of shareholders. A copy of the charter also is available on our internet website (www.exchangebancshares.com) under "Governance Documents." Members of the Audit Committee currently are Messrs. Freeman, Goller, Loyd, Riley and Wetzel, each of whom satisfies the definition of an "independent" director as established in the National Association of Securities Dealers listing standards. The Board of Directors has determined that Messrs. Goller and Loyd qualify as "audit committee financial experts" within the meaning of the rules and regulations of the Securities and Exchange Commission. The Audit Committee met 10 times during 2005.

     Compensation Committee. In January 2000, our Company established a Compensation Committee which assumed the responsibility to make recommendations to the board of directors regarding the compensation and benefits of our executive officers and directors and the establishment and administration of our Company's executive compensation program. In June 2003, our board of directors expanded the responsibilities of the Compensation Committee to include the construction, interpretation and administration of our Incentive Stock Option Plan, and to exercise exclusive authority over the grant of options under the Plan. A more complete description of the Compensation Committee's functions is provided in its charter, a copy of which is available on our internet website (www.exchangebancshares.com) under "Governance Documents." Members of the Compensation Committee currently are Messrs. Freeman, Goller, Loyd, Riley and Wetzel. The Compensation Committee met 8 times during 2005.

     Nominating and Corporate Governance Committee. In May 2004, our board of directors authorized the establishment of a Nominating and Corporate Governance Committee, although the members of this committee were not appointed until June 2005. This committee is responsible for the director nomination process, including evaluating and recommending director nominees and Board committee appointments, and is responsible for various other governance related matters, including an annual Board assessment. A more complete description of the committee's functions is provided in its charter, a copy of which is available on our internet website (www.exchangebancshares.com) under "Governance Documents." Members of the Nominating and Corporate Governance Committee currently are Messrs. Dudenhoeffer, Freeman, Goller, Loyd, Riley and Wetzel, each of whom satisfies the definition of an "independent" director as established in the National Association of Securities Dealers listing standards. The Nominating and Corporate Governance Committee met 2 times during 2005.

SELECTION OF NOMINEES FOR THE BOARD OF DIRECTORS

     In identifying and evaluating director nominees, the Nominating and Corporate Governance Committee may receive recommendations from management, from other directors and from shareholders (in accordance with the procedures described under "Advance Notice of Shareholder Proposals"). The committee reviews information on each candidate and evaluates it in light of the needs and requirements of our Company. The committee believes that the Board and its committees should be comprised of persons who are of high character and integrity, who have a personal and professional reputation that is consistent with the image and reputation of our Company, and who have expertise that may be useful to our Company. The committee considers various factors, including the independence of the candidate, as well as his or her education or special skills, areas of expertise, experience, age, business associations, reputation and other characteristics and qualities that the committee believes are likely to enhance the effectiveness of the Board and its committees. In determining whether a director should be retained and stand for re-election, the committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

     As more fully described under "Advance Notice of Shareholder Proposals," our Company's articles of incorporation and bylaws provide a mechanism for shareholders to use in submitting nominations for Board membership. The Nominating and Corporate Governance Committee's policy is to consider nominees who are submitted in accordance with that mechanism. Each such nominee will be considered on a case by case basis. All nominees, including those submitted by shareholders, will be evaluated using generally the same methods and criteria described above, although those methods and criteria are not standardized and may vary from time to time.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

     Our board of directors has not established a formal process for shareholders to follow to send communications to the Board or its members, as our Company's policy has been to forward to the directors any shareholder correspondence it receives that is addressed to them. Shareholders who wish to communicate with our directors may do so by sending their correspondence addressed to the director or directors at our Company's headquarters at 132 East High Street, Jefferson City, Missouri 65101.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT ON EXECUTIVE COMPENSATION

     This report has been prepared by the Compensation Committee of our Company's board of directors (the "Committee") which has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the executive officers of our Company and its affiliate banks. Under agreements between our Company and subsidiary banks, individuals who are employees of both our Company and one of our subsidiary banks are compensated as such by the appropriate subsidiary bank. Our Company's executive compensation program, insofar as it pertains to the Chairman of the Board and Chief Executive Officer (the "Chief Executive Officer") and the President (the "President") of our Company, is administered by the Committee. The Committee is composed of five independent outside directors, none of whom is an officer or employee of our Company or any affiliate bank. Our Company's executive compensation program, insofar as it pertains to executive officers other than the Chief Executive Officer and the President, is administered by the Chief Executive Officer and the President. Mr. James Smith, the Chief Executive Officer, and certain other executive officers of our Company and affiliate banks, may attend meetings of the Committee, but are not present during discussions or deliberations regarding their own compensation.

     COMPENSATION POLICY. Our Company's executive compensation policy is premised upon three basic goals: (1) to attract and retain qualified individuals who provide the skills and leadership necessary to enable our Company and its affiliate banks to achieve earnings growth, capital compliance and return on investment objectives, while maintaining a commitment to equal employment opportunity and affirmative action guidelines and practices; (2) to create incentives to achieve company and individual performance objectives through the use of performance-based compensation programs; and (3) to create a mutuality of interest between executive officers and shareholders through compensation structures that create a direct link between executive compensation and shareholder return.

     In determining the structure and levels of each of the components of executive compensation needed to achieve these goals, all elements of the compensation package are considered in total, rather than any one component in isolation. As more fully described below, the determination of such levels of executive compensation is a subjective process in which many factors are considered, including our Company's and/or affiliate banks' performance and the individual executive's specific responsibilities, historical and anticipated personal contribution to our business, and length of service with our Company or affiliate banks.

     COMPENSATION COMPONENTS. The Committee, as well as the Chief Executive Officer and the President, reviews our Company's compensation program annually to ensure that compensation levels and incentive opportunities are competitive and reflect the performance of our Company and its affiliate banks as well as performance of the individual executive officer. The particular elements of the compensation program for executive officers are base salary, incentive compensation and periodic stock option grants. The Committee believes that these compensation components together advance both the short- and long-term interests of our shareholders. In this regard, the Committee believes that the long-term interests of our shareholders are advanced by designating a portion of executive compensation to be at risk: namely, incentive compensation (which permits individual performance to be recognized on an annual and long-term basis based, in part, on an evaluation of the executive's contribution to our Company's and/or affiliate bank's performance) and the grant of stock options (which directly ties a portion of the executive's long-term remuneration to stock price appreciation realized by shareholders). Each of the components of the compensation program is addressed separately below.

     Base Salary. The base salary for each executive officer is reviewed from the previous year. In determining whether to adjust base salary levels, management's recommendations and subjective assessments of each executive's growth and effectiveness in the performance of his or her duties are taken into account. In addition, the performance of our Company and/or the affiliate bank is considered. The increases in the base salaries of executives of our Company and affiliate banks for 2005 were based primarily upon a subjective analysis of our Company's and/or the banks' performance during the period since the last salary increase and the individual executive's role in generating that performance. In this regard, the analysis of performance included a review of our Company's and/or affiliate bank's earnings and return on investment for the prior year. The analysis of the role played by each individual executive in generating our Company's and/or bank's performance included a consideration of the executive's specific responsibilities, contributions to our Company's and/or bank's business, and length of service. The factors impacting base salary levels are not independently assigned specific weights. Rather, all of these factors are reviewed, and specific base pay recommendations are made which reflect an analysis of the aggregate impact of these factors. The Committee and the Chief Executive Officer and the President believe that base pay levels for the executive officers are maintained within a range that is considered to be appropriate and necessary.

     Incentive Compensation. After careful analysis of our Company's needs and an examination of the competitive practices among peer companies, the Committee recommended, and the full board of directors approved, the adoption of an incentive bonus program. As a result, our Company's and affiliate banks' officers are eligible to receive incentive bonus awards. Each of the officers who are eligible to receive bonus awards are assigned to one of four bonus tiers, which assignments are made primarily according to job category. Tier one consists of the Chief Executive Officer. Tier two consists of our Company's President and affiliate bank presidents. Tier three consists of senior officers of our Company and affiliate banks. Tier four includes officers of affiliate banks.

     Officers identified by the Chief Executive Officer and the President and the Committee are eligible to receive incentive bonuses. These officers may earn annual awards only upon the achievement of performance objectives which are established at the beginning of the year. Threshold, target and maximum levels of awards are established, and no awards are paid if the threshold is not met. The performance objectives are weighted based upon their relative importance to each individual. The performance objectives for participants may include corporate performance objectives and personal targeted objectives for performance. The performance objectives may include functional or operating unit objectives. Each participant's target bonus is expressed as a percentage of his or her base salary, dependent on responsibility and function. The target award is 30% of base salary in the case of the Chief Executive Officer, and in the case of the Presidents, senior officers and other officers, the target award ranges from 10% to 20% of base pay. Earned awards may range from 0% to 150% of the target award. In 2005, the Committee granted an incentive bonus award of $75,000, or 27.6% of base pay, to Mr. Smith for 2004.

     Incentive bonus awards to the Presidents are allocated based upon the recommendation of the Chief Executive Officer. In allocating bonus awards among the other participants, the Chief Executive Officer and our Company's President exercise their discretion and judgment after considering the individual participant's performance, responsibilities and contributions to our Company and/or affiliate banks, and subjectively analyzing the basis of their aggregate impact on the success of our Company and/or affiliate banks for the preceding year.

     Stock Options. The Committee believes that in order to enhance long-term shareholder value it must provide incentives that provide motivation beyond short-term results. In February 2000, our board of directors adopted, and our shareholders subsequently approved, a stock option plan. The objective of stock option grants is to advance the longer term interests of our Company and its shareholders and complement incentives tied to annual performance by rewarding executives upon the creation of incremental shareholder value. Stock options only produce value to executives if the price of our Company' common stock appreciates, thereby directly linking the interests of executives with those of shareholders. Therefore, in order to provide long-term incentives to executive officers and other employees related to long-term growth in the value of our Company's common stock, it is intended that stock options be granted to such persons under our Company' stock option plan. The selection of the persons eligible to receive stock options and the designation of the number of stock options to be granted to such persons are made by our Company's Compensation Committee after taking into account management's assessment of each person's relative level of authority and responsibility with the Bank, years of service and base salary, among other factors.

                             COMPENSATION COMMITTEE

Philip D. Freeman
David R. Goller
Kevin L. Riley
James R. Loyd
Gus S. Wetzel, II

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Members of the Compensation Committee are Mr. Freeman, the Chairman, Mr. Goller, Mr. Loyd, Mr. Riley and Dr. Wetzel, II. As discussed above under "Report on Executive Compensation", in 2005 Mr. Smith, the Chief Executive Officer, administered the executive compensation program insofar as it pertained to executive officers other than the Chief Executive Officer. All decisions relating to the compensation of executive officers are reviewed by, and subject to the approval of, the Compensation Committee. Among the members of the banks' board of directors, Mr. Smith and Mr. Turner are officers and employees of the Company and affiliate banks.

     None of the members of the Committee were an officer or employee of our Company or any of its subsidiaries during 2005. Messrs. Loyd, Riley and Wetzel, and certain corporations and firms in which such persons have interests, have obtained loans from the affiliate banks. Each of such loans are believed to have been made to such persons, corporations or firms in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

EXECUTIVE OFFICERS

     Executive officers of our Company are appointed by the board of directors and serve at the discretion of the Board. The following table sets forth certain information with respect to all executive officers of our Company.

NAME                       AGE                       POSITION
----                       ---                       --------
James E. Smith              61   Chairman, Chief Executive Officer and Director
David T. Turner             49   President and Director
Richard G. Rose             54   Treasurer
Kathleen L. Bruegenhemke    40   Senior Vice President and Secretary
James H. Taylor, Jr.        56   Senior Vice President and Senior Credit Officer

     The business experience of the executive officers of our Company (with the exception of those executive officers previously described under the caption "Election of Directors--Nominees and Directors Continuing in Office") during the last five years is as follows:

     Richard G. Rose has served as Treasurer of our Company since July 1998 and as Senior Vice President and Controller of Exchange National Bank since July 1998. Prior to that he served as Senior Vice President and Controller of the First National Bank of St. Louis from June 1979 until June 1998.

     Kathleen L. Bruegenhemke has served as Senior Vice President and Secretary of our Company since November 1997. From January 1992 until November 1997, she served as Internal Auditor of Exchange National Bank. Prior to joining Exchange National Bank, Ms. Bruegenhemke served as a Commissioned Bank Examiner for the Federal Deposit Insurance Corporation.

     James H. Taylor, Jr. has served as Senior Vice President and Senior Credit Officer of our Company since June 2005. Prior to joining our Company, Mr. Taylor served as an executive officer in various senior management capacities with Deutsche Financial Services Corp., a wholly owned subsidiary of Deutsche Bank, A.G., Frankfort, Germany.

     There is no arrangement or understanding between any executive officer and any other person pursuant to which such executive officer was selected as an officer.

EXECUTIVE COMPENSATION

     Our Company does not pay compensation to its officers. The following table sets forth for the years ended December 31, 2005, 2004 and 2003, respectively, the compensation paid or accrued by our Company's subsidiaries to the chief executive officer of our Company in 2005 and the only other executive officer whose remuneration for 2005 was in excess of $100,000 for services to our Company and its subsidiaries in all capacities:

                           SUMMARY COMPENSATION TABLE

                                                                       Long Term
                                                                     Compensation
                                                                        Awards
                                      Annual Compensation            ------------
                             -------------------------------------    Securities     All Other
Name and                                            Other Annual      Underlying      Compen-
Principal Position    Year    Salary     Bonus    Compensation (1)   Options/SARs   sation (2)
------------------    ----   --------   -------   ----------------   ------------   ----------
James E. Smith        2005   $284,513   $75,000          $0              9,561        $23,786
   Chairman and CEO   2004   $272,000   $67,500          $0              7,376        $20,380
                      2003   $259,615   $62,500          $0              8,323        $12,981
David T. Turner       2005   $194,365   $50,000          $0              6,898        $23,786
   President          2004   $196,252   $63,252          $0              5,458        $20,380
                      2003   $192,400   $46,250          $0              6,600        $29,785
Richard G. Rose       2005   $101,674   $ 9,239          $0              1,804        $12,563
   Treasurer          2004   $102,661   $12,077          $0              1,428        $11,449
                      2003   $100,645   $17,252          $0              1,804        $17,620


----------
(1) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is equal to the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(2) All Other Compensation includes (i) Citizens Union State Bank's contributions to the Exchange National Bancshares, Inc. Profit-Sharing 401(k) Plan (and its predecessor plans) for 2005, 2004 and 2003 of $23,786, $20,380 and $12,981, respectively, allocated to Mr. Smith's account, and
     (ii) Exchange National Bank's contributions to the Exchange National Bancshares, Inc. Profit-Sharing 401(k) Plan (and its predecessor plans) for 2005, 2004 and 2003 of $23,786, $20,380 and $29,785, respectively, allocated to Mr. Turner's account, and $12,563, $11,449 and $17,620, respectively, allocated to Mr. Rose's account.

OPTION GRANTS

     The following table sets forth information concerning grants of stock options to each named executive officer during 2005.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     Individual Grants
                                --------------------------                 Potential Realizable
                                  Percent                                    Value at Assumed
                   Number of      of Total                                 Annual Rates of Stock
                   Securities     Options       Exercise                    Price Appreciation
                   Underlying    Granted to      or Base                    for Option Term (3)
                    Options     Employee in       Price      Expiration   ----------------------
Name              Granted (1)   Fiscal Year   ($/Share)(2)      Date      0%      5%       10%
----              -----------   -----------   ------------   ----------   --   -------   -------
James E. Smith      9,561(4)       26.44          28.45        4/21/15     0   171,046   433,496
David T. Turner     6,898(5)       19.07          28.45        4/21/15     0   123,405   312,755
Richard G. Rose     1,804(6)        4.99          28.45        4/21/15     0    32,274    81,793

----------
(1)  All stock options are incentive stock options.

(2)  All grants were made at 100% of the fair market value as of the grant date.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the common stock price. The calculations were based on the exercise prices and the 10-year term of the options. No gain to the optionees is possible without an increase in stock price which will benefit all shareholders proportionately. The "Potential Realizable Value" to all Exchange shareholders as a group which would result from the application of the same assumptions to the 4,169,847 shares of common stock outstanding at December 31, 2005, at the $29.51 per share fair market value of our Company's common stock on the last trading day of 2005 is an incremental gain of $0, $77,392,360 and $196,107,904 for 0%, 5% and 10%, respectively.

(4)  These stock options fully vest on the first anniversary of the grant date.

(5) These stock options vest with respect to 1,898 shares on the fourth anniversary of the grant date, 3,514 shares on the fifth anniversary, 1,486 shares on the sixth anniversary.

(6) These stock options vest 25% each year on the first four anniversaries of the grant date.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to each named executive officer concerning the exercise of options during 2005 and unexercised options held as of December 31, 2005.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       DECEMBER 31, 2005 OPTION/SAR VALUES

                                                    Number of
                                              Securities Underlying          Value of Unexercised
                                             Unexercised Options/SARs     In-the-Money Options/SARs
                     Shares                    at December 31, 2005        at December 31, 2005 (1)
                  Acquired on     Value    ---------------------------   ---------------------------
Name                Exercise    Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
---------------   -----------   --------   -----------   -------------   -----------   -------------
James E. Smith         --          --         17,481         23,238      $173,062.92     $47,740.98
David T. Turner        --          --         16,525         18,715      $181,851.94     $41,333.34
Richard G. Rose        --          --          5,958          4,412      $ 60,124.66     $11,447.52

----------
(1) Based on the $29.51 per share fair market value of our Company's common stock on the last trading day of 2005, less the option exercise price.

PROFIT-SHARING 401(K) PLAN

     Exchange National Bank established a profit-sharing plan and trust in 1951 which has been amended and restated from time to time and was most recently amended effective April 1, 2005.

     All employees of the controlled group of corporations (namely, Exchange National Bancshares, Exchange National Bank, Citizens Union State Bank, Osage Valley Bank and Bank 10) who have completed one year of service and attained age 21 are eligible to participate in the plan. The members of the controlled group may make a discretionary contribution to the trust associated with the plan. In general, the contributions by members of the controlled group to the trust for any given year are allocated to the accounts of the participants in direct proportion to the compensation of the participants for such year. The plan permits eligible participants to make elective deferrals up to a maximum dollar amount as set forth by law. These deferrals and earnings thereon are fully vested. There is no employer match to such deferrals.

     Each participant may direct the trustee as to investment of his or her account. At the direction of a participant, the trustee can "invest" assets in a participant's account in our Company's common stock. Each participant may direct the trustee with respect to the voting of shares of our Company's stock allocated to his account on such matters upon which shareholders are entitled to vote. As of March 1, 2006, the trust held 138,202 shares (or 3.31%) of our Company's common stock.

     The interest of a participant in employer contributions is subject to graded vesting over five years. After five years a participant becomes fully vested in the value of his or her employer contribution account. A participant whose employment terminates because of his or her normal retirement, death, or permanent disability is also fully vested. Payments are made to participants upon termination of service. A participant may withdraw his or her own contributions, but a participant may not borrow from the trust. The plan and the trust is administered by a retirement committee which is appointed by our Company's board of directors. As of December 31, 2005, the trust held assets with an aggregate market value of $11,888,080.

STOCK OPTION PLAN

     On February 29, 2000, our board of directors adopted the Exchange National Bancshares, Inc. Incentive Stock Option Plan. The Plan is sponsored by our Company for key employees of our Company and its subsidiaries, and is intended to encourage such employees to participate in the ownership of our Company, and to provide additional incentive for them to promote the success of our business through sharing in the future growth of our business. As of March 1, 2006, options to purchase a total of 161,556 shares of common stock pursuant to the Plan were outstanding.

     The Plan is administered by a committee composed of Messrs. Freeman, Goller, Riley, Loyd and Wetzel. The Plan committee has the power to determine in its discretion the persons to whom options are granted under the Plan, the number of shares covered by those options, and the time at which an option becomes exercisable, subject in each case to the limitations set forth in the Plan. Options can be granted under the Plan only to key employees of our Company or any of its subsidiary corporations. The eligibility of the persons to whom options may be granted under the Plan is limited to those persons whom the Plan committee determines have made, or are expected to make, material contributions to the successful performance of our Company. The period of up to ten years during which an option may be exercised, and the time at which it becomes exercisable, are fixed by the Plan committee at the time the option is granted. No option granted under the Plan is transferable by the holder other than by will or the laws of descent and distribution.

     The aggregate number of shares of our common stock that may be issued pursuant to the exercise of options granted under the Plan is limited to 450,000 shares, subject to increase or decrease in the event of any change in our Company's capital structure. As of March 1, 2006, options for 267,052 shares remained available for grant under the Plan. Shares subject to options granted under the Plan which expire or terminate without being exercised in full become available, to the extent unexercised, for future grants under the Plan. No consideration is paid to our Company by any optionee in exchange for the grant of an option. The per share exercise price for an option granted under the Plan is determined by the Plan committee but may not be less than the greater of the par value or the fair market value of our common stock on the date that the option is granted. The Plan provides for automatic adjustments to prevent dilution or enlargement of the optionee's rights in the event of a stock split, stock dividend, reorganization, merger, consolidation, liquidation, combination or exchange of shares, or other change in the capital structure of our Company.

PENSION PLAN

     Concurrently with the creation of the profit-sharing plan and trust in 1951, Exchange National Bank established a defined benefit plan for its employees, which has been amended and restated from time to time, and was most recently amended and restated effective July 1, 2005. Under the plan, all full-time employees become participants on the earlier of the first of June or the first of December coincident with or immediately following the later to occur of (i) the completion of one year of service or (ii) the attainment of the age of 21, and continue to participate so long as they continue to be full-time employees, until their retirement, death or termination of employment prior to normal retirement date. The plan has a five-year vesting schedule under which a participant becomes fully vested in his accrued benefit after completing five years of service. This plan provides for the payment of retirement and death benefits that are funded by investments which, at December 31, 2005, had an aggregate market value of $5,772,553.

     Effective July 1, 2005, participation in the plan was expanded. Participation in the plan had been limited to eligible employees of our Company and Exchange National Bank. Effective July 1, 2005 the plan was amended and restated so that participation was extended to eligible employees of Citizens Union State Bank, Osage Valley Bank and Bank 10 - referred to as the "Adopting Employers". Past service for employees of such Adopting Employers is counted for eligibility, vesting and benefit accrual subject to limitations.

     The normal retirement benefits provided under the plan for an employee with at least 25 years of continuous service are based upon 45% of his/her average compensation over a ten-year period, less 50% of his social security benefit. Compensation covered by the plan prior to January 1, 2005 included wages, salaries and overtime pay and deferrals but excluded directors' fees, commissions, bonuses, expense allowances and other extraordinary compensation. For the plan years beginning on and after January 1, 2005 compensation covered by the plan is an employee's W-2 compensation plus deferrals under the cafeteria plan and 401(k) plan. Amounts reported in the compensation table include salaries, directors' fees, commissions and bonuses. For employees with less than 25 years of continuous service, retirement benefits are reduced proportionally. Provision is made for early or late retirement and optional payment provisions are available.

     The table below illustrates the projected amount of annual retirement income, based on a straight line annuity, available under the plan for a person retiring at 65 years of age at various levels of average annual compensation and years of service classifications, with an assumed annual social security benefit of $10,000.

AVERAGE TEN-
YEAR ANNUAL    10 YEARS   15 YEARS   20 YEARS   25 YEARS
COMPENSATION    SERVICE    SERVICE    SERVICE    SERVICE
------------   --------   --------   --------   --------
$ 50,000        $ 7,000    $10,000    $14,000   $17,500
 100,000         16,000     24,000     32,000    40,000
 150,000         25,000     37,500     50,000    62,500
 200,000         34,000     51,000     68,000    85,000

     The amounts shown above reflect benefits payable in the normal payment form. For a married participant, payment is by monthly benefit to the participant during his or her lifetime, and 50% of that amount is paid to the spouse monthly during the spouse's life after the participant's death. For an unmarried participant, payment is by a lifetime monthly benefit, with payments guaranteed for the first 120 months.

     Mr. Turner has 27 years of service under the plan. Mr. Smith has 8 years of service under the plan. Mr. Rose has 8 years of service under the plan.

SMITH EMPLOYMENT AGREEMENT

     Our Company has entered into an employment agreement with James E. Smith. The agreement had an initial three-year term which expired on November 3, 2000, but is subject to automatic extensions of one additional year upon the expiration of each year prior to Mr. Smith's 62nd birthday (unless either party gives notice not to so extend the term). The agreement provides for an annualized base salary of $110,000, and eligibility for merit-based increases. In addition to base salary, the agreement also provides that Mr. Smith is eligible to participate in bonus and other incentive compensation plans made available to employees having responsibilities comparable to those of Mr. Smith.

     Mr. Smith's employment is subject to early termination in the event of his death, disability or adjudication of legal incompetence, and otherwise may be terminated only for cause (as defined). The employment agreement prevents Mr. Smith from competing with our Company, soliciting customers or hiring employees during the term of the agreement and for a period of two years thereafter. In addition, the employment agreement requires Mr. Smith to maintain the confidentiality of our Company's confidential information prior to its disclosure by our Company.

CHANGE OF CONTROL AGREEMENT

     Our Company has entered into change of control agreements with 25 executive officers, including Messrs. Smith, Turner and Rose. These agreements provide that if, within two years after a change in control (as defined below), our Company or any subsidiary that is the primary employer of the executive terminates the executive's employment other than by reason of the executive's death, disability or for cause (as defined) or if the executive terminates his or her employment for good reason (as defined), the executive will be entitled to receive:

     - an amount equal to two to three years' of the executive's salary (based on the executive's highest monthly base salary for the preceding twelve-month period);

     - an amount equal to two to three times the executive's incentive bonus for the preceding year;

     - the proportionate amount of any incentive bonus and other compensation, payments and benefits which would otherwise have been received by the executive for the year in which employment was terminated; and

     -    any accrued and unpaid vacation pay.

The total payments made under the change of control agreements and under any other agreements, plans or arrangements as a result of a change in control is not permitted to be in excess of 5% of the aggregate cash consideration that our shareholders would receive as a result of a change of control. Our Company will reimburse the executive for any excise taxes that result from any of such payments being considered "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, and will make a gross-up payment to reimburse the executive for any income or other tax attributable to the excess parachute payment and to the tax reimbursement payments themselves. The change of control agreements require the executives to maintain the confidentiality of our confidential information prior to its disclosure by our Company.

     A "change in control" generally is defined to take place when (a) a person or group (other than our Company and various affiliated persons or entities) becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of our Company's outstanding securities, (b) our shareholders approve a merger or consolidation involving our Company in which at least 50% of the total voting power of the voting securities of the surviving corporation is held by persons who were not previously shareholders of our Company, or (c) our shareholders approve a plan of complete liquidation of our Company or an agreement for the sale or disposition by our Company of all or substantially all of its assets.

COMPANY PERFORMANCE

     The following performance graph shows a comparison of cumulative total returns for our Company, the Nasdaq Stock Market (U.S. Companies) and a peer index of financial institutions having total assets of between $500 million and $1 billion (as calculated by SNL Securities LC) for the period from January 1, 2001, through December 31, 2005. The cumulative total return on investment for each of the periods for our Company, the Nasdaq Stock Market (U.S. Companies) and the peer index is based on the stock price or index at January 1, 2001. The performance graph assumes that the value of an investment in our Company's common stock and each index was $100 at January 1, 2001 and that all dividends were reinvested. The information presented in the performance graph is historical in nature and is not intended to represent or guarantee future returns.

                            TOTAL RETURN PERFORMANCE

                              (PERFORMANCE GRAPH)

The comparison of cumulative total returns presented in the above graph was plotted using the following index values and common stock price values:

                                       12/31/00   12/31/01   12/31/02   12/31/03   12/31/04   12/31/05
                                       --------   --------   --------   --------   --------   --------
Exchange National Bancshares            $100.00    $115.76    $153.42    $254.59    $208.52    $219.39
Nasdaq Stock Market (U.S. Companies)    $100.00    $ 79.18    $ 54.44    $ 82.09    $ 89.59    $ 91.54
Peer Index                              $100.00    $129.74    $165.63    $238.84    $270.66    $282.26

                            OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of March 1, 2006 regarding the beneficial ownership of our Company's common stock by each person known to the board of directors to own beneficially 5% or more of our Company's common stock, by each director of our Company, by each executive officer named in the Summary

Compensation Table under "Executive Officers and Compensation--Executive Compensation" and by all directors and officers of our Company as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more shareholders, as the case may be.

                                        AMOUNT AND NATURE OF        PERCENTAGE OF
            NAME                      BENEFICIAL OWNERSHIP(1)   SHARES OUTSTANDING(1)
            ----                      -----------------------   ---------------------
Donald L. Campbell (2)                       211,389.00                  5.1%
Charles G. Dudenhoeffer, Jr. (3)              51,526.00                  1.2
Philip D. Freeman (4)                         30,000.00                    *
David R. Goller (5)                           53,847.06                  1.3
James R. Loyd (6)                             96,597.00                  2.3
Kevin L. Riley (7)                             7,400.00                    *
James E. Smith (8)                            51,318.96                  1.2
David T. Turner (9)                           47,209.03                  1.1
Gus S. Wetzel, II (10)                        63,628.82                  1.5
Richard G. Rose (11)                          10,972.73                    *
All directors & executive officers'
   as a group (11) persons (12)              430,820.80                 10.2

----------
*    Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 4,169,847 shares of common stock outstanding.

(2) Includes 155,178 shares owned of record by Campbell Family L.P., and 56,211 shares held in the Donald L. Campbell Trust under agreement dated September 27, 1997. Mr. Campbell has sole voting and investment power over all the shares owned. The address for Mr. Campbell is 601 Eagle Trace, Jefferson City, Missouri 65109. Information obtained from Mr. Campbell's Schedule 13G/A dated February 8, 2006.

(3) Includes 18,450 shares held of record by a trust created for the benefit of Mr. Dudenhoeffer's spouse. Mr. Dudenhoeffer's spouse has sole voting and investment power with respect to the 18,450 shares.

(4) All 30,000 shares are held of record by a revocable living trust, of which Mr. Freeman is a trustee, for the benefit of Mr. Freeman and his spouse.

(5) Includes 29,168.06 shares held of record by Mr. Goller as trustee of the David R. Goller Trust. Also includes 20,504 shares held of record by two family trusts for which he acts as sole trustee.

(6) Includes 57,645 shares held of record by two family trusts, of which Mr. Loyd is trustee.

(7) Includes 7,400 shares held jointly by Mr. Riley and his spouse, as to which they share voting and investment power.

(8) Includes 16,917.25 shares held jointly by Mr. Smith and his spouse, as to which they share voting and investment power, and 31,366 shares issuable upon the exercise of outstanding stock options.

(9) Includes 2,160.56 shares held jointly by Mr. Turner and his spouse, 18,108.92 shares held in the Exchange National Bancshares, Inc. Profit-Sharing 401(k) Plan for his benefit and 20,866 shares issuable upon the exercise of outstanding stock options. Mr. Turner and his spouse share voting and investment power with respect to 2,160.56 shares.

(10) Includes 63,562.24 shares held by Wetzel Investments, Ltd.

(11) Includes 809.80 shares held jointly by Mr. Rose and his spouse, 2,310.92 shares held in the Exchange National Bancshares, Inc. Profit-Sharing 401(k) Plan for his benefit and 7,852 shares issuable upon the exercise of outstanding stock options. Mr. Rose and his spouse share voting and investment power with respect to 809.80 shares.

(12) Includes 66,404 shares issuable upon the exercise of outstanding stock options.

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

     The officers and directors of our Company and of its subsidiaries, some of their family members and our Companies with which some of the directors are associated, were customers of, and had banking transactions with, Exchange National Bank, Citizens Union State Bank, Osage Valley Bank and Bank 10 in the ordinary course of each Bank's respective businesses during 2005. During that year Exchange National Bank, Citizens Union State Bank, Osage Valley Bank and Bank 10 each continued its policy of making loans and loan commitments in the ordinary course of business to its employees, officers and directors, and their affiliates, only on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons. In the opinion of the board of directors of Exchange National Bank, Citizens Union State Bank, Osage Valley Bank and Bank 10, respectively, none of its transactions with such persons involved more than a normal risk of collectability or other unfavorable features.

     Jeffrey C. Smith, the son of James E. Smith, our Company's Chairman of the Board and Chief Executive Officer, is employed by Citizens Union State Bank as the Senior Vice President of its Lee's Summit branch. Sarah C. Wagoner, the daughter of James E. Smith, also is employed by Citizens Union State Bank. The salary, bonus and other benefits provided to Jeffrey Smith and Sarah Wagoner during 2005 were comparable to those provided to other similarly situated employees of our Company and its affiliated banks.

                                     ITEM 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of our board of directors has selected the independent registered public accounting firm of KPMG LLP as our Company's independent auditors to audit the books, records and accounts of our Company for the year ending December 31, 2006. In connection with the audit of the 2006 financial statements, our Company entered into an engagement agreement with KPMG LLP which set forth the terms by which KPMG LLP will perform audit services for our Company. That agreement is subject to alternative dispute resolution procedures. Shareholders will have an opportunity to vote at the annual meeting on whether to ratify the Audit Committee's decision in this regard.

     KPMG LLP has served as our Company's independent auditors since our Company commenced business operations in 1993. A representative of KPMG LLP is expected to be present at the annual meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     Submission of the selection of the independent auditors to the shareholders for ratification will not limit the authority of the Audit Committee to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated. Shareholder ratification of the Audit Committee's selection of KPMG LLP as our Company's independent auditors is not required by any statute or regulation or by our Company's bylaws. Nevertheless, if the shareholders do not ratify the selection of KPMG LLP at the annual meeting, the selection of independent auditors for the current year will be reconsidered by the Audit Committee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SELECTION OF KPMG LLP.

INDEPENDENT AUDITORS' FEES

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our Company's annual financial statements for 2004 and 2005, and fees billed for other services rendered by KPMG LLP during such years.

      Type of Fee          2004       2005
      -----------        --------   --------
Audit Fees (1)           $224,500   $270,000
Audit-Related Fees (2)     18,000    106,000
Tax Fees (3)              107,625        940
All Other Fees                  0          0
                         --------   --------
Total                    $350,125   $376,940
                         ========   ========

----------
(1) Audit Fees, including those for statutory audits, include the aggregate fees paid by us during 2004 and 2005 for professional services rendered by KPMG LLP for the audit of our annual financial statements and the audit of internal control over financial reporting, as well as the review of financial statements included in our quarterly reports on Form 10-Q.

(2) Audit Related Fees include the aggregate fees paid by us during 2004 and 2005 for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and not included in Audit Fees, including the audits of the company's employee benefit plans and the acquisition audit of Bank 10.

(3) Tax Fees include the aggregate fees paid by us during 2004 and 2005 for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

     Pursuant to its charter, the Audit Committee of our board of directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between our Company and its independent auditors. Our engagement of KPMG LLP to conduct the audit of our Company for 2005 was approved by the Audit Committee on March 11, 2005. Additionally, each permissible non-audit engagement or relationship between our Company and KPMG LLP entered into since January 1, 2005 has been reviewed and approved by the Audit Committee. All audit-related tax and other fees were pre-approved by the Audit Committee. We have been advised by KPMG LLP that substantially all of the work done in conjunction with its audit of our financial statements for the most recently completed fiscal year was performed by permanent full time employees and partners of KPMG LLP.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

     The Audit Committee of our board of directors assists the Board in fulfilling its responsibilities with respect to accounting and financial reporting practices and the scope and expense of audit and related services provided by external auditors, among others. The Audit Committee is composed of five directors. All committee members satisfy the definition of an "independent" director as established in the National Association of Securities Dealers listing standards, and the Board of Directors has determined that Messrs. Goller and Loyd qualify as "audit committee financial experts" within the meaning of the rules and regulations of the Securities and Exchange Commission. The Audit Committee has adopted a written charter. In connection with the review and reassessment of the adequacy of the Audit Committee's charter by the members of the Audit Committee and management, the Audit Committee revised the Audit Committee charter on June 11, 2003. A copy of the revised Audit Committee charter was attached to the proxy statement with respect to the 2004 annual meeting of shareholders. On June 8, 2005, the charter was reviewed and approved without change by the Audit Committee.

     In connection with these responsibilities, the Audit Committee reviewed, and met with management to discuss, the December 31, 2005 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards. The Audit Committee received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence. The Audit Committee has considered whether the services provided under other non-audit services are compatible with maintaining the independence of KPMG LLP.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

Philip D. Freeman
David R. Goller
Kevin L. Riley
James R. Loyd
Gus S. Wetzel, II

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our Company's directors and executive officers, and persons who own more than 10% of any class of equity securities of our Company registered pursuant to Section 12 of the Exchange Act, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in such securities and other equity securities of our Company. Securities and Exchange Commission regulations require directors, executive officers and greater than 10% shareholders to furnish our Company with copies of all Section 16(a) reports they file.

     To our Company's knowledge, based solely on review of the copies of such reports furnished to our Company and written representations that no other reports were required, during the year ended December 31, 2005, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% shareholders were complied with on a timely basis, except that Mr. Taylor was late in filing a change in beneficial ownership on Form 4 which reported two transactions totaling 200 shares.

                          OTHER BUSINESS OF THE MEETING

     The board of directors is not aware of, and does not intend to present, any matter for action at the annual meeting other than those referred to in this proxy statement. If, however, any other matter properly comes before the annual meeting or any adjournment, it is intended that the holders of the proxies solicited by the board of directors will vote on such matters in their discretion in accordance with their best judgment.

                                  ANNUAL REPORT

     Our Company's Annual Report to Shareholders, containing consolidated financial statements for the year ended December 31, 2005, is being mailed with this proxy statement to all shareholders entitled to vote at the annual meeting. Such Annual Report is not to be regarded as proxy solicitation material.

     A COPY OF OUR COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF APRIL 7, 2006, UPON WRITTEN REQUEST TO KATHLEEN L. BRUEGENHEMKE, EXCHANGE NATIONAL BANCSHARES, INC., 132 EAST HIGH STREET, JEFFERSON CITY, MISSOURI 65101. Our Company will provide a copy of any exhibit to the Form 10-K report to any such person upon written request and the payment of our Company's reasonable expenses in furnishing such exhibits. You may read and download our Form 10-K, including exhibits, as well as our other SEC filings over the internet from several commercial document retrieval services as well as at the SEC's internet website (www.sec.gov).

                         HOUSEHOLDING OF PROXY MATERIALS

     The SEC has adopted rules that permit companies and intermediaries (including brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

     This year, a number of brokers with account holders who are shareholders of our Company will be "householding" our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in "householding." If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Kathleen L. Bruegenhemke, Exchange National Bancshares, Inc., 132 East High Street, Jefferson City, MO 65101, or (3) contact Kathleen L. Bruegenhemke at (573) 761-6179. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

                  SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

     It is anticipated that the 2007 annual meeting of shareholders will be held on June 13, 2007. Any shareholder who intends to present a proposal at the 2007 annual meeting must deliver the proposal to our Company at 132 East High Street, Jefferson City, Missouri 65101, Attention: President by the applicable deadline below:

- If the shareholder proposal is intended for inclusion in our Company's proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, our Company must receive the proposal no event later than December 28, 2006. Such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

- If the shareholder proposal is to be presented without inclusion in our Company's proxy materials for that meeting, our Company must receive the proposal no event later than April 15, 2007 in accordance with the advance notice provisions of our Company's articles of incorporation and bylaws. See "Advance Notice of Shareholder Proposals."

Proxies solicited in connection with the 2007 annual meeting of shareholders will confer on the appointed proxies discretionary voting authority to vote on shareholder proposals that are not presented for inclusion in the proxy materials unless the proposing shareholder notifies our Company by April 15, 2007 that such proposal will be made at the meeting.

                     ADVANCE NOTICE OF SHAREHOLDER PROPOSALS

     Our Company's articles of incorporation and bylaws provide that advance notice of shareholder nominations for the election of directors or other business must be given. With respect to this annual meeting, written notice of the shareholder's intent to make a nomination at the meeting must be received by our Company's Secretary at Exchange National Bancshares, Inc., 132 East High Street, Jefferson City, MO 65101 not later than the close of business on May 9, 2006. At future meetings of shareholders, notice of nominations or other business to be brought before the meeting must be delivered to our Company's Secretary at the same address not less than 60 days (30 days in the case of nominations for the election of directors) prior to the first anniversary of the previous year's annual meeting. In the event that the date of the annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, however, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 60th day (in the case of nominations, the 30th day) prior to such annual meeting or (ii) the tenth day following the date on which public announcement of the date of such meeting is first made.

     The shareholder's notice of nomination must contain (i) the name and address of the nominating shareholder, of each person to be nominated and of the beneficial owner (as defined in the articles of incorporation), if any, on whose behalf the nomination is made, (ii) a representation that the nominating shareholder is the holder of record of our Company's common stock entitled to vote in the election of directors at the meeting and intends to appear at the meeting to nominate the person or persons specified in the notice, (iii) the number of shares of our Company's common stock owned beneficially and of record by the nominating shareholder and by each person to be nominated, (iv) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (v) the consent of each nominee to serve as a director if so elected, and (vi) such other information regarding each nominee proposed by the nominating shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect, if our Company were soliciting proxies for the election of such nominees. If no such notice has been received, the chairman of the annual meeting is entitled to refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure. The board of directors does not know if, and has no reason to believe that, anyone will attempt to nominate another candidate for director at this annual meeting.

                                        By Order of the Board of Directors


                                        /s/ James E. Smith
                                        ----------------------------------------
                                        James E. Smith
                                        Chairman of the Board
                                        and Chief Executive Officer

April 27, 2006
Jefferson City, Missouri

                    (EXCHANGE NATIONAL BANCSHARES, INC. LOGO)
                           OF JEFFERSON CITY, MISSOURI

                 132 EAST HIGH STREET, JEFFERSON CITY, MISSOURI

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 14, 2006
                            AT 9:00 A.M., LOCAL TIME

   YOU CAN VOTE IN ONE OF THREE WAYS: 1) BY MAIL, 2) BY INTERNET, 3) BY PHONE.
              See the reverse side of this sheet for instructions.

    IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES OF
           PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

                       Exchange National Bancshares, Inc.
                                  P.O. Box 688
                       Jefferson City, Missouri 65102-0688

                             DETACH PROXY CARD HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, DATED APRIL 27, 2006.

VOTER CONTROL NUMBER

ABOVE NAME HERE

                                        Dated
                                              ----------------------------------


                                        ----------------------------------------
                                        SIGNATURE OF SHAREHOLDER(S)


                                        ----------------------------------------
                                        SIGNATURE OF JOINT SHAREHOLDER(S)

Sign exactly as your name appears above. Where shares are held in the name of two or more persons, all should sign individually. A corporation should sign by authorized officer and affix corporate seal.

    PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                    (EXCHANGE NATIONAL BANCSHARES, INC. LOGO)
                           OF JEFFERSON CITY, MISSOURI

If you personally plan to attend the Annual Meeting of Shareholders, please check the box below and list names of attendees on reverse side.

Return this stub in the enclosed envelope with your completed proxy card.

I/We do plan to attend the 2006 meeting. [ ]

Number attending _________

                                TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

                              TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1.   Read the accompanying Proxy Statement.

2. Visit our Internet voting site at HTTP://WWW.ILLINOISSTOCKTRANSFER.COM, click on the heading "Internet Voting" and follow the instructions on the screen.

3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by Internet must be COMPLETED and SUBMITTED prior to Monday, June 12, 2006 at 11:59 p.m. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

THIS IS A "SECURED" WEB PAGE SITE. YOUR SOFTWARE AND/OR INTERNET PROVIDER MUST BE "ENABLED" TO ACCESS THIS SITE. PLEASE CALL YOUR SOFTWARE OR INTERNET PROVIDER FOR FURTHER INFORMATION IF NEEDED.

      IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY CARD BY MAIL

                              TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

1.   Read the accompanying Proxy Statement.

2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.

Please note that all votes cast by telephone must be COMPLETED and SUBMITTED prior to Monday, June 12, 2006 at 11:59 p.m. Central Time.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

     IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN YOUR PROXY CARD BY MAIL

                                   PLEASE LIST
                           NAMES OF PERSONS ATTENDING

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

RECOVOCABLE PROXY                             EXCHANGE NATIONAL BANCSHARES, INC.

The undersigned hereby appoints William H. Case and Gerald A. Colvin, and each of them, jointly and severally, the agents and proxies of the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Exchange National Bancshares, Inc. (the "Company") to be held at The Exchange National Bank of Jefferson City's facility located at 132 East High Street, Jefferson City, Missouri, on Wednesday, June 14, 2006, commencing at 9:00 a.m., local time, and any adjournment thereof (the "Meeting"), and to vote all of the stock of the Company, standing in the name of the undersigned on its books as of the close of business on April 7, 2006, and which the undersigned would be entitled to vote, if present, with the same force and effect as if voted by the undersigned and especially to vote said stock with respect to the following matters:

1.   ELECTION OF THREE CLASS II DIRECTORS.

     (INSTRUCTIONS: To vote FOR, or to WITHHOLD AUTHORITY to vote for (i.e. AGAINST) any individual nominee named below, mark the appropriate box next to each such nominee's name. Please mark only one box next to each such name.)

                                         WITHOLD AUTHORITY TO VOTE
                       FOR THE NOMINEE        FOR THE NOMINEE
                       ---------------   -------------------------
01 DAVID R. GOLLER           [ ]                    [ ]
02 JAMES R. LOYD             [ ]                    [ ]
03 GUS S. WETZEL, II         [ ]                    [ ]

2. Proposal to ratify the selection of the accounting firm of KPMG LLP as the Company's registered public accounting firm (independent auditors) for the current year.

          [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. Such other matters, related to the foregoing or otherwise, as properly may come before said Meeting or any adjournment thereof. The Board of Directors has advised that at present it knows of no other business to be presented by or on behalf of the Company or its management at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE (3) PERSONS LISTED ABOVE AS CLASS II DIRECTORS OF THE COMPANY FOR THE NEXT THREE YEARS, AND FOR THE RATIFICATION OF THE SELECTION OF THE ACCOUNTING FIRM OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS. IN THEIR DISCRETION, THE APPOINTED PROXIES AND AGENTS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                                      (Continued and to be signed on other side)